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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                Jurisdiction of       Percent of
Parent                              Subsidiaries                                 Organization         Ownership
------                              ------------                                --------------------------------
Hawk Corporation                    Friction Products Co.                       Ohio                    100%
                                    Logan Metal Stampings, Inc.                 Ohio                    100%
                                    S.K. Wellman Holdings, Inc.                 Delaware                100%
                                    Quarter Master Industries, Inc.             Delaware                100%
                                    Tex Racing Enterprises, Inc.                Delaware                100%
                                    Hawk Precision Components Group, Inc.       Ohio                    100%


Hawk Precision Components           Helsel, Inc.                                Delaware                100%
   Group, Inc.                      Sinterloy Corporation                       Delaware                100%
                                    Allegheny Clearfield, Inc.                  Pennsylvania            100%
                                    Hawk MIM, Inc.                              Ohio                    100%


Friction Products Co.               Hawk Brake, Inc.                            Ohio                    100%


Hawk Mauritius, Ltd.                Hawk Composites (Suzhou)
                                      Company Limited                           China                   100%
                                    Hawk International Trading
                                      (Shanghai) Co. Ltd                        China                   100%


Hawk MIM, Inc.                      Net Shape Technologies LLC                  Delaware                100%


Helsel, Inc.                        Hawk Motors, Inc.                           Delaware                100%
                                    Hawk Motors de Mexico,
                                      S. de R.L. de C.V.                        Mexico                   95%
                                    Hawk Mauritius, Ltd.                        Mauritius               100%


Hawk Motors, Inc.                   Hawk Motors de Mexico,
                                      S. de R.L. de C.V.                        Mexico                    5%
                                    Hawk Motors Monterrey,
                                      S.A. de C.V.                              Mexico                    5%


Hawk Motors de Mexico,              Hawk Motors Monterrey,
   S. de R.L. de C.V.                 S.A. de C.V.                              Mexico                   95%


S.K. Wellman                        S.K. Wellman Corp.                          Delaware                100%
   Holdings, Inc.                   Wellman Friction Products
                                      U.K. Corp.                                Delaware                100%
                                    S.K. Wellman S.p.A.                         Italy                    95%

S.K. Wellman Corp.                  The S.K. Wellman Company
                                      of Canada Limited                         Canada                  100%
                                    S.K. Wellman S.p.A.                         Italy                     5%
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